EXHIBIT 10.24

AMENDMENT TO

SILGAN HOLDINGS INC. SENIOR EXECUTIVE PERFORMANCE PLAN

WHEREAS, the Silgan Holdings Inc. Senior Executive Performance Plan (the “Plan”) was adopted by both the Board of Directors of Silgan Holding Inc. (the “Company”) and the Compensation Committee of the Board of Directors of the Company on February 27, 2003, and was approved by the Company’s stockholders on June 5, 2003;

WHEREAS, on March 1, 2006, R. Philip Silver and D. Greg Horrigan retired as Co-Chief Executive Officers of the Company, and the Company’s Board of Directors elected Anthony J. Allott as Chief Executive Officer of the Company, effective March 1, 2006;

WHEREAS, as a consequence of Mr. Allott’s election as Chief Executive Officer of the Company, the Compensation Committee has determined that it is in the best interest of the Company to amend the Plan to include Mr. Allott as one of the listed Executives under the Plan and to revise the definition of “Maximum Award” under the Plan to cover awards to Mr. Allott; and

WHEREAS, on March 1, 2006, the Compensation Committee unanimously approved, subject to stockholder approval, this Amendment to the Plan (this “Amendment”).

NOW, THEREFORE, the Company does hereby amend the Plan as follows, effective as of March 1, 2006, provided that this Amendment is approved by the stockholders of the Company at the Company’s 2006 annual meeting of stockholders:

1.    Section 2 of the Plan is hereby amended such that the definitions of “EXECUTIVE” and “MAXIMUM AWARD” are deleted and replaced in their entirety with the following:

“EXECUTIVE” shall mean each of Anthony J. Allott, the current Chief Executive Officer of the Company, effective March 1, 2006, and each of R. Philip Silver and D. Greg Horrigan, the preceding Co-Chief Executive Officers of the Company.

“MAXIMUM AWARD” shall mean, (i) with respect to each of R. Philip Silver and D. Greg Horrigan, for the Performance Period of fiscal year 2006, $1,669,692; and (ii) with respect to Anthony J. Allott, for any Performance Period, a percentage of his annual salary as determined by the Committee, with such percentage being no less than 100% and no more than 200%.

2.    All the terms and provisions of the Plan shall continue in full force and effect, as modified by this Amendment.

IN WITNESS WHEREOF, the undersigned officer of the Company has duly executed this Amendment as of March 1, 2006.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Name: Frank W. Hogan, III
Title: Senior Vice President, General Counsel and Secretary